EXHIBIT 21.1

SUBSIDIARIES

Outdoor Holding Company, a Delaware corporation, had the subsidiaries shown below as of June 22, 2026. Outdoor Holding Company is not a subsidiary of any other entity.

Name	Jurisdiction
OHC Munitions, Inc.	Delaware
OHC Technologies Inc.	Arizona
Enlight Group II, LLC	Delaware
Firelight Group I, LLC	Delaware
SNI LLC	Arizona
Speedlight Group I, LLC	Delaware
GB Investments, Inc. (wholly owned subsidiary of Speedlight Group I, LLC)	Delaware
IA Tech, LLC (wholly owned subsidiary of GB Investments, Inc.)	Delaware
Cloud Catalyst Technologies, LLC (wholly owned subsidiary of IA Tech, LLC)	Delaware
Enthusiast Commerce, LLC (wholly owned subsidiary of IA Tech, LLC)	Delaware
Outdoors Online, LLC f/k/a GunBroker.com, LLC (wholly owned subsidiary of IA Tech, LLC)	Delaware
S&T Logistics, LLC (wholly owned subsidiary of IA Tech, LLC)	Delaware
Outdoor Liquidators, LLC (wholly owned subsidiary of Enthusiast Commerce, LLC)	Delaware
Outsource Commerce, LLC (wholly owned subsidiary of Enthusiast Commerce, LLC)	Delaware
RightFit Direct, LLC (wholly owned subsidiary of Enthusiast Commerce, LLC)	Delaware